FIRST AMENDMENT TO
                           PURCHASE AND SALE AGREEMENT


      THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT, dated for reference purposes only, June 30, 1999, is by and between PHOENIX GOLD INTERNATIONAL, INC., an Oregon corporation ("Phoenix Gold") and 6710 LLC, an Oregon limited liability company ("6710").

                                    RECITALS

      A. Pursuant to a Purchase and Sale Agreement dated June 15, 1999, Phoenix Gold agreed to sell to 6710 certain real property located in Multnomah County, Oregon and more particularly described in the Agreement.

      B. The parties desire to amend the Agreement on the terms and conditions set forth below:

      NOW, THEREFORE, for valuable consideration, the parties agree as follows:

      1. SECTION 9, PHOENIX GOLD'S REPRESENTATIONS AND WARRANTIES. A new subparagraph (f) is hereby added to Section 9 as follows:

                  Notwithstanding the provisions of this Section 9, neither the "actual knowledge limitation" set forth in subparagraph (e) nor the ten-year warranty limitation set forth in subparagraph
                  (d), shall limit, abridge or otherwise waive any rights or remedies which 6710 may have against Phoenix Gold (i) under Federal, state or local laws relating to the presence of hazardous or toxic materials or substances, whether in contribution or otherwise, or (ii) under common law for fraud, material misrepresentation or withholding of material information, it being the intention of Phoenix Gold and 6710 that 6710 is entitled to the same rights and remedies against Phoenix Gold that Phoenix Gold may have against BB&S Development Co. under common law, all as more particularly described in that certain letter from Gregory G. Harris to Jeffrey H. Keeney dated June 29, 1999.

      2. FULL FORCE AND EFFECT. Except as amended by this First Amendment, the Agreement shall remain in full force and effect.

PHOENIX GOLD INTERNATIONAL, INC.        6710 LLC


By  /s/ Timothy C. Johnson              By /s/ Howard N. Dietrich
--------------------------              ---------------------------
Its Executive Vice President            Its Manager